November 2021

Preliminary Terms No. 3,087
Registration Statement Nos. 333-250103; 333-250103-01
Dated November 9, 2021
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

PLUS Based on the Value of the Worst Performing of the MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the PLUS will be based on the value of the worst performing of the MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM, which we refer to as the underlying indices. At maturity, if each underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying index. However, if the final index value of any underlying index is less than its respective initial index value, investors will lose some or all of their investment, resulting in a loss of 1% for every 1% decline in the worst performing underlying index from its initial index value. Investors may lose their entire initial investment in the PLUS. Because the payment at maturity of the PLUS is based on the worst performing of the underlying indices, a decline in any underlying index below its respective initial index value will result in a loss of your investment, even if the other underlying indices have appreciated. The PLUS are for investors who seek an equity index-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlying indices and forgo current income in exchange for the upside leverage feature that applies only if the final index value of each underlying index is greater than its respective initial index value. The PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 15, 2024
Underlying indices:	MSCI ACWI IMI Cybersecurity Index (the “MXACISEP Index”), MSCI ACWI IMI Fintech Innovation Index (the “MXACIFTP Index”) and PHLX Semiconductor Sector IndexSM (the “SOX Index”)
Valuation date:	November 11, 2024, subject to postponement for non-index business days and certain market disruption events
Aggregate principal amount:	$
Payment at maturity:

If the final index value of each underlying index is greater than its respective initial index value,

$1,000 + leveraged upside payment

If the final index value of any underlying index is less than or equal to its respective initial index value:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, the payment at maturity will be less than or equal to the stated principal amount of $1,000.

Leveraged upside payment:	$1,000 × leverage factor × index percent change of the worst performing underlying index
Leverage factor:	At least 154% (applicable only if the final index value of each underlying index is greater than its respective initial index value). The actual leverage factor will be determined on the pricing date.
Index percent change:	With respect to each underlying index, (final index value – initial index value) / initial index value
Worst performing underlying index:	The underlying index with the lowest index percent change
Index performance factor	With respect to each underlying index, final index value / initial index value
Initial index value:

With respect to the MXACISEP Index, , which is the index closing value of such index on the pricing date

With respect to the MXACIFTP Index, , which is the index closing value of such index on the pricing date

With respect to the SOX Index, , which is the index closing value of such index on the pricing date

Final index value:	With respect to each underlying index, the index closing value of such index on the valuation date
Stated principal amount / Issue price:	$1,000 per PLUS (see “Commissions and issue price” below)
Pricing date:	November 9, 2021
Original issue date:	November 15, 2021 (3 business days after the pricing date)
CUSIP / ISIN:	61773HFW4 / US61773HFW43
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $933.60 per PLUS, or within $30.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions (1)	Proceeds to us (2)
Per PLUS	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)See “Use of proceeds and hedging” on page 21.

The PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the PLUS” and “Additional Information About the PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020 Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The PLUS Based on the Value of the Worst Performing of the MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024 (the “PLUS”) can be used:

￭As an alternative to direct exposure to the underlying indices that enhances returns for any positive performance of the worst performing underlying index

￭To potentially outperform the worst performing of the MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM in a bullish scenario by taking advantage of the leverage factor, with no limitation on the appreciation potential

Maturity:	3 years
Leverage factor:	At least 154% (applicable only if the final index value of each underlying index is greater than its respective initial index value). The actual leverage factor will be determined on the pricing date.
Minimum payment at maturity:	None. You could lose your entire initial investment in the PLUS.
Coupon:	None

The original issue price of each PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the PLUS, which are borne by you, and, consequently, the estimated value of the PLUS on the pricing date will be less than $1,000. We estimate that the value of each PLUS on the pricing date will be approximately $933.60, or within $30.00 of that estimate. Our estimate of the value of the PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the PLUS on the pricing date, we take into account that the PLUS comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the PLUS?

In determining the economic terms of the PLUS, including the leverage factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the PLUS?

The price at which MS & Co. purchases the PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the PLUS, and, if it once chooses to make a market, may cease doing so at any time.

November 2021 Page 2

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The PLUS offer leveraged upside exposure to the worst performing of the MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM. In exchange for the leverage feature, investors are exposed to the risk of loss of some or all of their investment. At maturity, an investor will receive an amount in cash based upon the closing value of the worst performing underlying index on the valuation date. The PLUS are unsecured obligations of ours, and all payments on the PLUS are subject to our credit risk. Investors may lose their entire initial investment in the PLUS.

Leveraged Performance

The PLUS offer investors an opportunity to receive at least 154% of the positive return of the worst performing of the underlying indices if each underlying index has appreciated in value. The actual leverage factor will be determined on the pricing date.

Upside Scenario

Each underlying index increases in value and, at maturity, the PLUS redeem for the stated principal amount of $1,000 plus at least 154% of the index percent change of the worst performing underlying index. The actual leverage factor will be determined on the pricing date.

Par Scenario	The final index value of the worst performing index is equal to its respective initial index value. In this case, you receive the stated principal amount of $1,000 at maturity.
Downside Scenario

Any underlying index declines in value. In this case, the PLUS will redeem for less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in value of the worst performing underlying index over the term of the PLUS.

Because the payment at maturity of the PLUS is based on the worst performing of the underlying indices, a decline in any underlying index below its respective initial index value will result in a loss of your investment, even if the other underlying indices have appreciated.

November 2021 Page 3

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the PLUS. The following examples are for illustrative purposes only. The actual initial index value for each underlying index will be determined on the pricing date. The payment at maturity on the PLUS is subject to our credit risk. The below examples are based on the following terms*:

Stated principal amount:	$1,000 per PLUS
Hypothetical leverage factor:	154%. The actual leverage factor will be determined on the pricing date.
Hypothetical initial index value:	With respect to the MXACISEP Index: 100 With respect to the MXACIFTP Index: 100 With respect to the SOX Index: 100

*The hypothetical initial index value of 100 for each underlying index has been chosen for illustrative purposes only and does not represent the actual initial index value of any of the underlying indices.

EXAMPLE 1: Each underlying index appreciates over the term of the PLUS, and investors receive the stated principal amount plus the leveraged upside payment, calculated based on the index percent change of the worst performing underlying index.

Final index value		MXACISEP Index: 110
MXACIFTP Index: 140
SOX Index: 120
Index percent change		MXACISEP Index: (110 – 100) / 100 = 10% MXACIFTP Index: (140 – 100) / 100 = 40% SOX Index: (120 – 100) / 100 = 20%
Payment at maturity	=	$1,000 + leveraged upside payment
	=	$1,000 + ($1,000 × leverage factor × index percent change of the worst performing underlying index)
	=	$1,000 + ($1,000 × 154% × 10%)
	=	$1,154

In example 1, the final index value of each of the MXACISEP Index, the MXACIFTP Index and the SOX Index is greater than its initial index value. The MXACISEP Index has appreciated by 10%, the MXACIFTP Index has appreciated by 40% and the SOX Index has appreciated by 20%. Therefore, investors receive at maturity the stated principal amount plus 154% of the appreciation of the worst performing underlying index, which is the MXACISEP Index in this example. Investors receive $1,154 per PLUS at maturity (assuming a hypothetical leverage factor of 154%). The actual leverage factor will be determined on the pricing date.

EXAMPLE 2: Two underlying indices appreciate while one underlying index declines over the term of the PLUS, and the final index value of the worst performing underlying index is therefore less than its respective initial index value. Investors are therefore exposed to the decline in the worst performing underlying index from its initial index value.

November 2021 Page 4

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Final index value		MXACISEP Index: 130
MXACIFTP Index: 40
SOX Index: 105
Index percent change		MXACISEP Index: (130 – 100) / 100 = 30% MXACIFTP Index: (40 – 100) / 100 = -60% SOX Index: (105 – 100) / 100 = 5%
Payment at maturity	=	$1,000 × (index performance factor of the worst performing index)
	=	$1,000 × (60 /100)
	=	$400

In example 2, the final index values of the MXACISEP Index and the SOX Index are greater than their respective initial index values, while the final index value of the MXACIFTP Index is less than its initial index value. The MXACISEP Index has appreciated by 30%, the SOX Index has appreciated by 5% and the MXACIFTP Index has depreciated by 60%. Because the final index value of the MXACIFTP Index has declined below its initial index value, investors are exposed to the negative performance of the MXACIFTP Index, which is the worst performing underlying index in this example. Investors receive a payment at maturity of $400 per PLUS.

EXAMPLE 3: Each underlying index declines below its respective initial index value, and investors are therefore exposed to the decline in the worst performing underlying index from its initial index value.

Final index value		MXACISEP Index: 30
MXACIFTP Index: 40
SOX Index: 45
Index percent change		MXACISEP Index: (30 – 100) / 100 = -70% MXACIFTP Index: (40 – 100) / 100 = -60% SOX Index: (45 – 100) / 100 = -55%
Payment at maturity	=	$1,000 × (index performance factor of the worst performing index)
	=	$1,000 × (30 / 100)
	=	$300

In example 3, the final index value of each of the MXACISEP Index, the MXACIFTP Index and the SOX Index is less than its respective initial index value. The MXACISEP Index has declined by 70%, the MXACIFTP Index has declined by 60% and the SOX Index has declined by 55%. Therefore, investors are exposed to the negative performance of the MXACISEP Index, which is the worst performing underlying index in this example. Investors receive a payment at maturity of $300 per PLUS.

Because the payment at maturity of the PLUS is based on the worst performing of the underlying indices, a decline in any underlying index below its respective initial index value will result in a loss of your investment, even if the other underlying indices have appreciated.

November 2021 Page 5

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

Risks Relating to an Investment in the PLUS

￭The PLUS do not pay interest or guarantee return of any principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee payment of any principal at maturity. If the final index value of any underlying index is less than its respective initial index value, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each PLUS, and this decrease will be by an amount proportionate to the full decrease in the value of the worst performing underlying index over the term of the PLUS. There is no minimum payment at maturity on the PLUS, and you could lose your entire investment.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including the value, volatility and dividend yield of the underlying indices, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the PLUS will be affected by the other factors described above. The levels of the underlying indices may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen.  See “MSCI ACWI IMI Cybersecurity Index Overview,” “MSCI ACWI IMI Fintech Innovation Index Overview” and “PHLX Semiconductor Sector IndexSM” below.  You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

￭The PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS. You are dependent on our ability to pay all amounts due on the PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the PLUS is not linked to the values of the underlying indices at any time other than the valuation date. The final index value of each underlying index will be based on the index closing value of such index on the valuation date, subject to adjustment for non-index business days and certain market disruption events. Even if each underlying index appreciates prior to the valuation date but the value of any underlying index drops by the valuation date to below its respective initial index value, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlying indices prior to such drop. Although the actual values of the underlying indices on the stated maturity date or at other times during the term of

November 2021 Page 6

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the PLUS may be higher than their respective final index values, the payment at maturity will be based solely on the index closing values on the valuation date.

￭Investing in the PLUS is not equivalent to investing in the underlying indices. Investing in the PLUS is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying indices.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the PLUS in the original issue price reduce the economic terms of the PLUS, cause the estimated value of the PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The PLUS will not be listed on any securities exchange and secondary trading may be limited. The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS. MS & Co. may, but is not obligated to, make a market in the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

￭The estimated value of the PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the PLUS than those generated by others, including other dealers in the market, if they attempted to value the PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your PLUS in the secondary market (if any exists) at any time. The value of your PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the PLUS (and to

November 2021 Page 7

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. MS & Co. and some of our other affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could potentially affect whether the value of an underlying index on the valuation date is below the respective initial index value, and, therefore, whether an investor would receive less than the stated principal amount of the PLUS at maturity (depending also on the performance of the other underlying indices).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the PLUS. As calculation agent, MS & Co. will determine the initial index values and the final index values, and will calculate the amount of cash, if any, you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a market disruption event or discontinuance of the underlying indices. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the PLUS. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2021 Page 8

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index. Your return on the PLUS it not linked to a basket consisting of each underlying index. Rather, it will be based upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the PLUS will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. If any underlying index declines to below its respective initial index value as of the valuation date, you will be exposed to the negative performance of the worst performing underlying index at maturity, even if the other underlying indices have appreciated or have not declined as much, and you will lose some or all of your investment. Accordingly, your investment is subject to the price risk of each underlying index.

￭Because the PLUS are linked to the performance of the worst performing underlying index, you are exposed to greater risk of sustaining a loss on your investment than if the PLUS were linked to just one underlying index. The risk that you will suffer a loss on your investment is greater if you invest in the PLUS as opposed to substantially similar securities that are linked to just the performance of one underlying index. With three underlying indices, it is more likely that any underlying index will decline to below its respective initial index value as of the valuation date, than if the PLUS were linked to only one underlying index. Therefore it is more likely that you will suffer a loss on your investment.

￭Investing in the PLUS exposes investors to risks associated with investments in securities with a concentration in the information technology sector. The stocks included in the MSCI ACWI IMI Cybersecurity Index are stocks of companies whose primary business is directly associated with the information technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the PLUS is linked to the performance of the MSCI ACWI IMI Cybersecurity Index, an investment in the PLUS exposes investors to risks associated with investments in securities with a concentration in the information technology sector.

The values of stocks of information technology companies and companies that rely heavily on information technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Information technology companies and companies that rely heavily on information technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the information technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an adverse effect on the performance of the MSCI ACWI IMI Cybersecurity Index and, therefore, on the value of the PLUS.

￭Investing in the PLUS exposes investors to risks associated with investments with a concentration in the financial technology sector. The stocks included in the the MSCI ACWI IMI Fintech Innovation Index are stocks of companies whose primary business is directly associated with the financial technology sector, including the following sub-sectors: automated teller machines (ATMs), blockchain technology, diversified brokerage services, electronic payment processing, finance information and news media and sites, insurance software, and securities exchanges and trading software. Because the value of the PLUS is linked to the performance of the MSCI ACWI IMI Fintech Innovation Index, an investment in the PLUS exposes investors to risks associated with investments in securities with a concentration in the financial technology sector.

Financial technology companies are subject to specific and substantial risks, including, without limitation, rapid changes in technology product cycles, rapid product obsolescence, significant competition, both domestically and internationally, including competition from foreign competitors with lower production costs, and extensive government regulation, which may limit both the amounts and types of loans, other financial commitments they can

November 2021 Page 9

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

make, the technological processes they can employ, the businesses they can enter and the interest rates and fees they can charge. All of these factors could have an adverse effect on the performance of the MSCI ACWI IMI Fintech Innovation Index and, therefore, on the value of the PLUS.

￭There are risks associated with investments concentrated in the semiconductor sector. All or substantially all of the equity securities held by the PHLX Semiconductor Sector IndexSM are issued by companies whose primary line of business is directly associated with the design, distribution, manufacture and sale of semiconductors. The values of companies that are involved in the semiconductor industry are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation, changes in the prices and availability of raw materials and competition in the semiconductor industry, both domestically and internationally, including competition from foreign competitors with potentially lower productions costs. Such companies may also be heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, such companies may face competition for the services of, and difficulties in employing and retaining, qualified personnel. All of these factors could have an adverse effect on the performance of the PHLX Semiconductor Sector IndexSM and, therefore, on the value of the PLUS.

￭Because the MSCI ACWI IMI Cybersecurity Index and the MSCI ACWI IMI Fintech Innovation are new and have limited actual historical performance, any investment in the underlying indices may involve greater risk than an investment in indices with longer actual historical performance and a proven track record. As the MSCI ACWI IMI Cybersecurity Index was launched on October 31, 2018 and the MSCI ACWI IMI Fintech Innovation Index was launched on April 20, 2020, each such underlying index has a limited history. The historical data may not reflect future performance and no assurance can be given as to the level of any such underlying index at any time.

￭There are risks associated with investments in securities linked to the value of foreign equity (and especially emerging markets) securities. The MSCI ACWI IMI Cybersecurity Index and the MSCI ACWI IMI Fintech Innovation Index, two of the underlying indices, are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI ACWI IMI Cybersecurity Index and the MSCI ACWI IMI Fintech Innovation Index have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The levels of two of the underlying indices are subject to currency exchange rate risk. Because the level of each of the MSCI ACWI IMI Cybersecurity Index and the MSCI ACWI IMI Fintech Innovation Index is related to the U.S. dollar value of stocks underlying such underlying index, holders of the securities will be exposed to currency exchange rate risk with respect the currencies in which the component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the

November 2021 Page 10

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region. Further, currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country. The net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities of the MSCI ACWI IMI Cybersecurity Index or the MSCI ACWI IMI Fintech Innovation Index M, the level of the MSCI ACWI IMI Cybersecurity Index or the MSCI ACWI IMI Fintech Innovation Index will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

●existing and expected rates of inflation;

●existing and expected interest rate levels;

●the balance of payments; and

●the extent of governmental surpluses or deficits in the countries represented in the MSCI ACWI IMI Cybersecurity Index and the MSCI ACWI IMI Fintech Innovation Index and the United States.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in MSCI ACWI IMI Cybersecurity Index and the MSCI ACWI IMI Fintech Innovation Index, the United States and other countries important to international trade and finance.

￭The methodologies used by the underlying indices to implement their respective investment strategies may be unsuccessful. The underlying indices are designed to track companies that reflect specified investment strategies. However, no assurance can be given that the methodologies used by the underlying indices will successfully select companies that will perform well. Additionally, there is no guarantee that any such underlying index will outperform any other strategy that attempts to achieve a similar goal using other criteria. Accordingly, the investment strategy represented by any underlying index may not be successful, and your investment in the PLUS may result in a loss.

￭Adjustments to the underlying indices could adversely affect the value of the PLUS. The publisher of each underlying index may add, delete or substitute the stocks constituting such underlying index or make other methodological changes that could change the value of such underlying index. The publisher of each underlying index may discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

November 2021 Page 11

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

MSCI ACWI IMI Cybersecurity Index Overview

The MSCI ACWI IMI Cybersecurity Index is calculated, published and disseminated by MSCI Inc. (“MSCI”). The MSCI ACWI IMI Cybersecurity Index is designed to measure the performance of companies that potentially stand to benefit from increased investment in systems, products and services, which provide protection against cyber-attacks. For additional information about the MSCI ACWI IMI Cybersecurity Index, see the information set forth under “Annex A – MSCI ACWI IMI Cybersecurity Index” below.

Information as of market close on November 5, 2021:

Bloomberg Ticker Symbol:	MXACISEP
Current Index Value:	3,169.59
52 Weeks Ago:	2,264.83
52 Week High (on 11/4/2021):	3,176.54
52 Week Low (on 11/10/2020):	2,092.51

The following graph sets forth the daily closing values of the MXACISEP Index for the period from October 31, 2018 through November 5, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the MXACISEP Index for each quarter in the same period. The closing value of the MXACISEP Index on November 5, 2021 was 3,169.59. The MXACISEP Index launched on October 31, 2018 and therefore has limited historical performance. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The MXACISEP Index has at times experienced periods of high volatility, and you should not take the historical values of the MXACISEP Index as an indication of its future performance.

MXACISEP Index Daily Closing Values October 31, 2018* to November 5, 2021

**The MXACISEP Index launched on October 31, 2018 and therefore has limited historical performance.

November 2021 Page 12

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

MSCI ACWI IMI Cybersecurity Index	High	Low	Period End
2018
Fourth Quarter (from October 31, 2018)	1,463.95	1,249.54	1,323.77
2019
First Quarter	1,670.67	1,274.86	1,643.53
Second Quarter	1,726.32	1,531.34	1,649.80
Third Quarter	1,761.48	1,571.65	1,588.08
Fourth Quarter	1,772.36	1,568.36	1,761.73
2020
First Quarter	1,933.29	1,335.87	1,575.11
Second Quarter	1,998.23	1,510.31	1,984.76
Third Quarter	2,344.32	2,016.49	2,192.29
Fourth Quarter	2,721.12	2,081.85	2,651.41
2021
First Quarter	2,844.03	2,437.70	2,498.00
Second Quarter	2,950.25	2,537.15	2,908.19
Third Quarter	3,168.95	2,891.09	2,906.50
Fourth Quarter (through November 5, 2021)	3,176.54	2,864.90	3,169.59

November 2021 Page 13

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

MSCI ACWI IMI Fintech Innovation Index Overview

The MSCI ACWI IMI Fintech Innovation Index is calculated, published and disseminated by MSCI Inc. (“MSCI”). The MSCI ACWI IMI Fintech Innovation Index is designed to measure companies that are expected to derive significant revenues from the development of new products and services as a result of technological innovation in the financial sector. For additional information about the MSCI ACWI IMI Fintech Innovation Index, see the information set forth under “Annex B – MSCI ACWI IMI Fintech Innovation Index” below.

Information as of market close on November 5, 2021:

Bloomberg Ticker Symbol:	MXACIFTP
Current Index Value:	3,361.72
52 Weeks Ago:	2,979.09
52 Week High (on 2/16/2021):	3,613.66
52 Week Low (on 11/10/2020):	2,873.62

The following graph sets forth the daily closing values of the MXACIFTP Index for the period from April 20, 2020 through November 5, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the MXACIFTP Index for each quarter in the same period. The closing value of the MXACIFTP Index on November 5, 2021 was 3,361.72. The MXACIFTP Index launched on April 20, 2020 and therefore has limited historical performance. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The MXACIFTP Index has at times experienced periods of high volatility, and you should not take the historical values of the MXACIFTP Index as an indication of its future performance.

MXACIFTP Index Daily Closing Values April 20, 2020* to November 5, 2021

*The MXACIFTP Index launched on April 20, 2020 and therefore has limited historical performance.

November 2021 Page 14

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

MSCI ACWI IMI Fintech Innovation Index	High	Low	Period End
2020
Second Quarter (from April 20, 2020)	2,431.33	1,880.52	2,399.75
Third Quarter	3,009.24	2,430.77	2,818.32
Fourth Quarter	3,197.63	2,730.52	3,193.87
2021
First Quarter	3,613.66	3,042.95	3,116.49
Second Quarter	3,419.82	3,005.04	3,392.19
Third Quarter	3,405.90	3,145.14	3,168.32
Fourth Quarter (through November 5, 2021)	3,405.26	3,109.64	3,361.72

November 2021 Page 15

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

PHLX Semiconductor Sector IndexSM Overview

The PHLX Semiconductor Sector IndexSM is a modified market capitalization-weighted index designed to measure the performance of the 30 largest US-listed semiconductor companies. For additional information about the PHLX Semiconductor Sector IndexSM, see the information set forth under “PHLX Semiconductor Sector IndexSM” in the accompanying index supplement.

Information as of market close on November 5, 2021:

Bloomberg Ticker Symbol:	SOX
Current Index Value:	3,756.55
52 Weeks Ago:	2,489.16
52 Week High (on 11/5/2021):	3,756.55
52 Week Low (on 11/10/2020):	2,422.34

The following graph sets forth the daily closing values of the SOX Index for the period from January 1, 2016 through November 5, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SOX Index for each quarter in the same period. The closing value of the SOX Index on November 5, 2021 was 3,756.55. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SOX Index has at times experienced periods of high volatility, and you should not take the historical values of the SOX Index as an indication of its future performance.

SOX Index Daily Closing Values January 1, 2016 to November 5, 2021

November 2021 Page 16

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

PHLX Semiconductor Sector IndexSM	High	Low	Period End
2016
First Quarter	680.79	559.18	676.89
Second Quarter	716.68	630.78	691.67
Third Quarter	835.60	672.51	835.60
Fourth Quarter	939.21	802.88	906.47
2017
First Quarter	1,012.29	901.69	1,011.40
Second Quarter	1,138.25	960.02	1,034.91
Third Quarter	1,171.74	1,020.51	1,171.74
Fourth Quarter	1,341.69	1,178.75	1,253.05
2018
First Quarter	1,445.90	1,218.66	1,328.90
Second Quarter	1,437.94	1,242.19	1,313.70
Third Quarter	1,410.93	1,297.71	1,366.74
Fourth Quarter	1,372.40	1,069.39	1,155.17
2019
First Quarter	1,441.83	1,096.03	1,395.51
Second Quarter	1,589.02	1,296.19	1,458.96
Third Quarter	1,622.02	1,423.52	1,558.76
Fourth Quarter	1,864.49	1,514.45	1,849.63
2020
First Quarter	1,979.50	1,286.84	1,510.60
Second Quarter	2,004.66	1,427.73	1,996.44
Third Quarter	2,370.18	1,966.98	2,244.12
Fourth Quarter	2,816.27	2,221.12	2,795.50
2021
First Quarter	3,238.92	2,762.75	3,124.95
Second Quarter	3,348.87	2,851.15	3,345.31
Third Quarter	3,473.60	3,145.45	3,258.09
Fourth Quarter (through November 5, 2021)	3,756.55	3,178.15	3,756.55

“Nasdaq®,” “PHLX Semiconductor SectorSM” and “SOXSM” are registered trademarks or service marks of The NASDAQ Group, Inc. For more information, see “PHLX Semiconductor Sector IndexSM” in the accompanying index supplement.

November 2021 Page 17

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:

With respect to the MXACISEP Index, MSCI Inc. or any successor thereof.

With respect to the MXACIFTP Index, MSCI Inc. or any successor thereof.

With respect to the SOX Index, Nasdaq, Inc., or any successor thereof.

Denominations:	$1,000 per PLUS and integral multiples thereof
Interest:	None
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Bull market or bear market PLUS:	Bull market PLUS
Index closing value:

With respect to the SOX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of the SOX Index, or any successor index, published at the regular official weekday close of trading on such index business day by the underlying index publisher. In certain circumstances, the index closing value for the SOX Index shall be based on the alternate calculation of such underlying index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to each of the MXACISEP Index and the MXACIFTP Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of such underlying index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day for such underlying index. In certain circumstances, the index closing value for the MXACISEP Index or the MXACIFTP Index shall be based on the alternate calculation of such underlying Index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

Postponement of maturity date:

If the scheduled valuation date is not an index business day with respect to an underlying index or if a market disruption event occurs with respect to an underlying index on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to such underlying index.

Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or

November 2021 Page 18

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the PLUS, if any, to the trustee for delivery to the depositary, as holder of the PLUS, on the maturity date.

November 2021 Page 19

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the PLUS
Additional Information:
Minimum ticketing size:	$1,000 / 1 PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the PLUS due to the lack of governing authority, in the opinion of our counsel, Shearman & Sterling LLP, under current law, and based on current market conditions, a PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing the PLUS, a U.S. Holder agrees (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Assuming this treatment of the PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭     A U.S. Holder should not be required to recognize taxable income over the term of the PLUS prior to settlement, other than pursuant to a sale or exchange.

￭     Upon sale, exchange or settlement of the PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the PLUS for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS. An alternative characterization of the PLUS could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid

November 2021 Page 20

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the PLUS.

Both U.S. and non-U.S. investors considering an investment in the PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations”, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Shearman & Sterling LLP regarding the material U.S. federal tax consequences of an investment in the PLUS.

Use of proceeds and hedging:

The net proceeds from the sale of the PLUS will be used by us for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our affiliates.

On or prior to the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the PLUS by taking positions in stocks of the underlying indices, futures and/or options contracts on the underlying indices, any component stocks of the underlying indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of an underlying index on the pricing date, and therefore could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS (depending also on the performance of the other underlying indices). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or its component stocks listed on major

November 2021 Page 21

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the PLUS, and the hedging strategy may involve greater and more frequent adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of an underlying index and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying indices). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the PLUS. When MS & Co. prices this offering of PLUS, it will determine the economic terms of the PLUS, including the leverage factor, such that for each PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL and Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in this offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

November 2021 Page 22

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

November 2021 Page 23

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Annex A

MSCI ACWI IMI Cybersecurity Index

All information contained in this document regarding the MSCI ACWI IMI Cybersecurity Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. The MSCI ACWI IMI Cybersecurity Index is calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors and on the MSCI website. The MSCI ACWI IMI Cybersecurity Index launched on October 31, 2018.

The MSCI ACWI IMI Cybersecurity Index is designed to measure the performance of companies that potentially stand to benefit from increased investment in systems, products and services, which provide protection against cyber-attacks. The MSCI ACWI IMI Cybersecurity Index is based on the MSCI ACWI IMI Index (the “parent index”).

Constructing the MSCI ACWI IMI Cybersecurity Index

The MSCI ACWI IMI Cybersecurity Index is constructed by selecting stocks from the parent index. MSCI undertakes the index construction process, which involves: (i) breaking down the objective of the MSCI ACWI IMI Cybersecurity Index and generating a set of keywords to help identify potential beneficiaries of the them, reflecting business activities, products and services, (ii) scanning companies’ self-declared business line names and publicly-sourced business description information to find matches with these keywords to arrive at an eligible universe of stocks, (iii) calculating a metric (the relevance score) for each stock in the eligible universe to quantify their economic linkage to the theme under consideration, (iv) selecting constituents from the eligible universe by imposing a hurdle rate for the relevance score and systematically applying filters to reduce the risk of potential false positives; and (v) applying a weighting mechanism to the selected universe to construct the final thematic index.

The set of relevant words and phrases used for constituent selection

MSCI initiates the constituent selection process by articulating the index objective, which includes high-level business areas associated with the theme and key sub-ideas that comprise it. The objective of the MSCI ACWI IMI Cybersecurity Index is to represent the performance of companies that potentially stand to benefit from increased investment in systems, products and services, which provide protection against cyber-attacks, including companies that have high exposure to the following business activities: providing cybersecurity hardware and software products, providing cybersecurity services, implementing and managing network security protocols and ensuring data integrity.

MSCI then identifies seed words from the text of the objective and uses these seed words to search publicly available search engines and databases to assemble a collection of English language documents based on the top search results. Using these documents, MSCI uses natural language processing techniques (also known as “topic modeling”) to translate and expand the seed words into a broader set of keywords that are representative of the theme. It does so by comparing the popularity of a word or phrase in a document versus the inverse proportion of that word or phrase over the entire set of documents. This method is designed to identify the words in a document that contain the most material information by assigning a weight to every word or phrase, with higher weights allocated to potential keywords.

MSCI then calculates the contextual similarity score between the initial seed words and the potential key words derived from the topic modeling process. This step is designed to ensure the selected keywords have a “linguistic closeness” or linkage to the index objective. The seed words and keywords are first converted into their “word embeddings” (which is a representative vector of the “linguistic closeness”) using MSCI and third-party word embedding models. Once the words or phrases are represented by such representative vectors, MSCI determines how aligned they are in meaning by measuring whether the two representative vectors are pointing in a similar direction. MSCI does this by calculating a “cosine similarity” score between the seed word and the keywords. Potential keywords with high similarity scores are selected for review as the final set of keywords for matching.

November 2021 Page 24

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Defining the eligible universe

Constituents are selected for inclusion in the eligible universe via a direct route or an indirect route.

Direct inclusion: Company identified business segment names are compared against the set of keywords. The MSCI business segment description information is derived from integrating company annual reports and multiple vendor data sources, business segment names, assigned Standard Industry Classification (SIC) codes and related revenue. Companies from the parent index which include at least one relevant word their business segment names are included in the eligible universe.

Indirect inclusion: The company’s summary business description is compared against the set of keywords. The summary business description is derived by accessing English language summary description of the company’s business activities from public sources. Companies from the parent index which include at least two distinct keywords in their summary description are included in the eligible universe.

Excluding stocks from the eligible universe based on sub-industry

Once the eligible universe is defined, MSCI applies a filtering process to exclude constituents assigned to the following Global Industry Classification Standard (GICS) sub-industries from the MSCI ACWI IMI Cybersecurity Index.

No.	GICS Sector	GICS Sub-industry
1	Industrials

•Building Products

•Construction & Engineering

•Industrial Conglomerates

•Construction Machinery & Heavy Trucks

•Industrial Machinery

•Commercial Printing

•Environmental & Facilities Services

•Security & Alarm Services

2	Information Technology	•Technology Hardware, Storage & Peripherals •Semiconductors

Selecting stocks from the eligible universe based on relevance score

MSCI calculates a relevance score for each constituent in the eligible universe. The relevance score is a measurement of a portion of the company’s revenue that is relevant to the theme under consideration as compared to the company’s total revenue.

The relevance score is calculated as follows:

November 2021 Page 25

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the quotient of (a) the sum of (i) revenue from the business segments with an identified business segment name that includes at least one relevant word plus (ii) (A) the relevance score discount factor times (B) revenue from the business segments mapped to the elected SIC codes divided by (b) total company revenue.

Business segments with assigned business segment names that include at least one relevant word (i.e., companies included in the eligible universe via the direct method) are considered to be relevant to the theme, and revenue attributable to such business segments is not discounted (as described below).

If an assigned business segment name does not include at least one relevant word, the business segment may be considered relevant to the theme if it is assigned to a SIC code that satisfies the following criteria: (i) the SIC code includes at least one business segment with an assigned business segment name that includes at least one relevant word, and (ii) the SIC code is assigned to the business segments of at least two different stocks from the eligible universe. SIC code 9999 is not selected. However, the revenue attributable to such business segment will be discounted to account for greater uncertainty about such business segment’s relevance to the theme. A relevance score discount factor is calculated by normalizing the cumulative frequency of relevant words in the company’s summary description relative to all companies indirectly included in the eligible universe. This scaling, which ranges from zero to one, reflects the relative density of keyword hits within the business description information.

All stocks from the eligible universe with a relevance score of 25% or more are included in the MSCI ACWI IMI Cybersecurity Index.

Applying weighting scheme

Stocks included in the MSCI ACWI IMI Cybersecurity Index are weighted by the product of relevance score and their free-float adjusted market capitalization. The weights of the index constituents are then normalized to 100%. Additionally, constituent weights are capped at the issuer level to mitigate concentration risk in the MSCI ACWI IMI Cybersecurity Index. The issuer weight in the MSCI ACWI IMI Cybersecurity Index is capped at 5%.

Calculation of the MSCI ACWI IMI Cybersecurity Index level

The performance of the MSCI ACWI IMI Cybersecurity Index is measured as a free float weighted average, as modified by the weighting scheme, of the U.S. dollar values of its component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI uses the latest available closing price. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. If MSCI determines that another price is more appropriate based on particular circumstances, an announcement will be sent to clients with the related information. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Maintaining the MSCI ACWI IMI Cybersecurity Index

The MSCI ACWI IMI Cybersecurity Index is reviewed on a semi-annual basis in May and November to coincide with the May and November semi-annual index reviews of its parent index, and the changes are implemented at the end of May and November. In general, the pro forma indexes are announced nine business days before the effective date.

During the semi-annual index review, the eligible universe and selected universe are updated. In general, MSCI uses the company business segment names, business description and revenue data as of the end of the month preceding the semi-annual index review.

The set of relevant words are reviewed by MSCI during the May semi-annual index review.

November 2021 Page 26

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Ongoing event-related maintenance

The general treatment of corporate events in the MSCI ACWI IMI Cybersecurity Index aims to minimize turnover outside of index reviews. The index methodology aims to appropriately represent an investor’s participation in an event based on relevant deal terms and pre-event weighting of the index constituents that are involved. Further, changes in index market capitalization that occur as a result of corporate event implementation will be offset by a corresponding change in the variable weighting factor of the constituent.

The following chart briefly describes the treatment of common corporate events within the MSCI ACWI IMI Cybersecurity Index.

No new securities will be added (except where noted below) to the MSCI ACWI IMI Cybersecurity Index between index reviews. Any parent index deletions will be reflected simultaneously.

Event Type	Event Details
New additions to the parent index	A new security added to the parent index (such as IPO and other early inclusions) will not be added to the index.
Spin-offs

All securities created as a result of the spin-off of an existing index constituent will be added to the index at the time of event implementation. Reevaluation for continued inclusion in the index will occur at the subsequent index review.

Merger/acquisition

For mergers and acquisitions, the acquirer’s post event weight will account for the proportionate amount of shares involved in deal consideration, while cash proceeds will be invested across the index.

If an existing index constituent is acquired by a non-index constituent, the existing constituent will be deleted from the index and the acquiring nonconstituent will not be added to the index.

Changes in security characteristics

A security will continue to be an index constituent if there are changes in characteristics (country, sector, size segment, etc.) Reevaluation for continued inclusion in the index will occur at the subsequent index review.

MSCI ACWI IMI Index

The MSCI ACWI IMI Index is calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors and on the MSCI website. The MSCI ACWI IMI Index launched on June 5, 2007. The MSCI ACWI IMI Index is a free-float adjusted market capitalization weighted index, which includes large, mid and small-cap securities across 23 developed countries and 27 emerging markets countries.

The PLUS are not sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly. The MSCI ACWI IMI Cybersecurity Index is determined, composed and calculated by MSCI, without regard to Morgan Stanley or the PLUS. MSCI Inc. has no obligation to take the needs of Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating the MSCI ACWI IMI Cybersecurity Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or

November 2021 Page 27

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

calculation of the equation by which the PLUS are to be converted into cash. MSCI  has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

 MSCI DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MSCI ACWI IMI CYBERSECURITY INDEX OR ANY DATA INCLUDED THEREIN AND MSCI SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MSCI. MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE  MSCI ACWI IMI CYBERSECURITY INDEX OR ANY DATA INCLUDED THEREIN. MSCI MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MSCI ACWI IMI CYBERSECURITY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI. HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

 The PLUS are not sponsored, endorsed, sold or promoted by MSCI, and MSCI makes no representation regarding the advisability of investing in the PLUS.

November 2021 Page 28

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Annex B

MSCI ACWI IMI Fintech Innovation Index

All information contained in this document regarding the MSCI ACWI IMI Fintech Innovation Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. The MSCI ACWI IMI Fintech Innovation Index is calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors and on the MSCI website. The MSCI ACWI IMI Fintech Innovation Index launched on April 20, 2020.

The MSCI ACWI IMI Fintech Innovation Index is designed to measure companies that are expected to derive significant revenues from the development of new products and services as a result of technological innovation in the financial sector. The MSCI ACWI IMI Fintech Innovation Index is based on the MSCI ACWI IMI Index (the “parent index”). The MSCI ACWI IMI Fintech Innovation Index also includes stocks that are not included in the parent index but that are listed on eligible U.S. exchanges according to the MSCI Global Investable Indexes methodology.

Constructing the MSCI ACWI IMI Fintech Innovation Index

MSCI undertakes the index construction process, which involves: (i) breaking down the objective of the MSCI ACWI IMI Fintech Innovation Index and generating a set of keywords to help identify potential beneficiaries of the them, reflecting business activities, products and services, (ii) scanning companies’ self-declared business line names and publicly-sourced business description information to find matches with these keywords to arrive at an eligible universe of stocks, (iii) calculating a metric (the relevance score) for each stock in the eligible universe to quantify their economic linkage to the theme under consideration, (iv) selecting constituents from the eligible universe by imposing a hurdle rate for the relevance score and systematically applying filters to reduce the risk of potential false positives; and (v) applying a weighting mechanism to the selected universe to construct the final thematic index.

The set of relevant words and phrases used for constituent selection

MSCI initiates the constituent selection process by articulating the index objective, which includes high-level business areas associated with the theme and key sub-ideas that comprise it. The objective of the MSCI ACWI IMI Fintech Innovation Index is to represent the performance of companies that are expected to derive significant revenues from the development of new products and services as a result of technological innovation in the financial sector, including companies that have high exposure to the following business activities: digital or mobile payments, blockchain technologies and peer-to-peer transactions and digital platforms (including targeted marketing and financial services platforms).

MSCI then identifies seed words from the text of the objective and uses these seed words to search publicly available search engines and databases to assemble a collection of English language documents based on the top search results. Using these documents, MSCI uses natural language processing techniques (also known as “topic modeling”) to translate and expand the seed words into a broader set of keywords that are representative of the theme. It does so by comparing the popularity of a word or phrase in a document versus the inverse proportion of that word or phrase over the entire set of documents. This method is designed to identify the words in a document that contain the most material information by assigning a weight to every word or phrase, with higher weights allocated to potential keywords.

MSCI then calculates the contextual similarity score between the initial seed words and the potential key words derived from the topic modeling process. This step is designed to ensure the selected keywords have a “linguistic closeness” or linkage to the index objective. The seed words and keywords are first converted into their “word embeddings” (which is a representative vector of the “linguistic closeness”) using MSCI and third-party word embedding models. Once the words or phrases are represented by such representative vectors, MSCI determines how aligned they are in meaning by measuring whether the two representative vectors

November 2021 Page 29

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

are pointing in a similar direction. MSCI does this by calculating a “cosine similarity” score between the seed word and the keywords. Potential keywords with high similarity scores are selected for review as the final set of keywords for matching.

Defining the eligible universe

Constituents are selected for inclusion in the eligible universe via a direct route or an indirect route.

Direct inclusion: Company identified business segment names are compared against the set of keywords. The MSCI business segment description information is derived from integrating company annual reports and multiple vendor data sources, business segment names, assigned Standard Industry Classification (SIC) codes and related revenue. Companies from the parent index which include at least one relevant word their business segment names are included in the eligible universe.

Indirect inclusion: The company’s summary business description is compared against the set of keywords. The summary business description is derived by accessing English language summary description of the company’s business activities from public sources. Companies from the parent index which include at least two distinct keywords in their summary description are included in the eligible universe.

The MSCI ACWI IMI Fintech Innovation Index also includes stocks that are not included in the parent index but that are listed on eligible U.S. exchanges according to the MSCI Global Investable Indexes methodology.

Selecting stocks from the eligible universe based on relevance score

MSCI calculates a relevance score for each constituent in the eligible universe. The relevance score is a measurement of a portion of the company’s revenue that is relevant to the theme under consideration as compared to the company’s total revenue.

The relevance score is calculated as follows:

the quotient of (a) the sum of (i) revenue from the business segments with an identified business segment name that includes at least one relevant word plus (ii) (A) the relevance score discount factor times (B) revenue from the business segments mapped to the elected SIC codes divided by (b) total company revenue.

Business segments with assigned business segment names that include at least one relevant word (i.e., companies included in the eligible universe via the direct method) are considered to be relevant to the theme, and revenue attributable to such business segments is not discounted (as described below).

If an assigned business segment name does not include at least one relevant word, the business segment may be considered relevant to the theme if it is assigned to a SIC code that satisfies the following criteria: (i) the SIC code includes at least one business segment with an assigned business segment name that includes at least one relevant word, and (ii) the SIC code is assigned to the business segments of at least two different stocks from the eligible universe. SIC code 9999 is not selected. However, the revenue attributable to such business segment will be discounted to account for greater uncertainty about such business segment’s relevance to the theme. A relevance score discount factor is calculated by normalizing the cumulative frequency of relevant words in the company’s summary description relative to all companies indirectly included in the eligible universe. This scaling, which ranges from zero to one, reflects the relative density of keyword hits within the business description information.

All stocks from the eligible universe with a relevance score of 25% or more are included in the MSCI ACWI IMI Fintech Innovation Index.

Applying weighting scheme

Stocks included in the MSCI ACWI IMI Fintech Innovation Index are weighted by the product of relevance score and their free-float adjusted market capitalization. The weights of the index constituents are then normalized to 100%. Additionally, constituent weights are capped at the issuer level to mitigate concentration risk in the MSCI ACWI IMI Fintech Innovation Index. The issuer weight in the MSCI ACWI IMI Fintech Innovation Index is capped at 5%.

November 2021 Page 30

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Calculation of the MSCI ACWI IMI Fintech Innovation Index level

The performance of the MSCI ACWI IMI Fintech Innovation Index is measured as a free float weighted average, as modified by the weighting scheme, of the U.S. dollar values of its component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI uses the latest available closing price. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. If MSCI determines that another price is more appropriate based on particular circumstances, an announcement will be sent to clients with the related information. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Maintaining the MSCI ACWI IMI Fintech Innovation Index

The MSCI ACWI IMI Fintech Innovation Index is reviewed on a semi-annual basis in May and November to coincide with the May and November semi-annual index reviews of its parent index, and the changes are implemented at the end of May and November. In general, the pro forma indexes are announced nine business days before the effective date.

During the semi-annual index review, the eligible universe and selected universe are updated. In general, MSCI uses the company business segment names, business description and revenue data as of the end of the month preceding the semi-annual index review.

The set of relevant words are reviewed by MSCI during the May semi-annual index review.

Ongoing event-related maintenance

The general treatment of corporate events in the MSCI ACWI IMI Fintech Innovation Index aims to minimize turnover outside of index reviews. The index methodology aims to appropriately represent an investor’s participation in an event based on relevant deal terms and pre-event weighting of the index constituents that are involved. Further, changes in index market capitalization that occur as a result of corporate event implementation will be offset by a corresponding change in the variable weighting factor of the constituent.

The following chart briefly describes the treatment of common corporate events within the MSCI ACWI IMI Fintech Innovation Index.

No new securities will be added (except where noted below) to the MSCI ACWI IMI Fintech Innovation Index between index reviews. Any parent index deletions will be reflected simultaneously.

Event Type	Event Details
New additions to the parent index	A new security added to the parent index (such as IPO and other early inclusions) will not be added to the index.
Spin-offs

All securities created as a result of the spin-off of an existing index constituent will be added to the index at the time of event implementation. Reevaluation for continued inclusion in the index will occur at the subsequent index review.

Merger/acquisition	For mergers and acquisitions, the acquirer’s post event weight will account for the proportionate amount of shares involved in deal consideration, while cash proceeds will be

November 2021 Page 31

Morgan Stanley Finance LLC

PLUS Based on the Value of the Worst Performing of MSCI ACWI IMI Cybersecurity Index, the MSCI ACWI IMI Fintech Innovation Index and the PHLX Semiconductor Sector IndexSM due November 15, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

invested across the index.

If an existing index constituent is acquired by a non-index constituent, the existing constituent will be deleted from the index and the acquiring nonconstituent will not be added to the index.

Changes in security characteristics

A security will continue to be an index constituent if there are changes in characteristics (country, sector, size segment, etc.) Reevaluation for continued inclusion in the index will occur at the subsequent index review.

MSCI ACWI IMI Index

The MSCI ACWI IMI Index is calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors and on the MSCI website. The MSCI ACWI IMI Index launched on June 5, 2007. The MSCI ACWI IMI Index is a free-float adjusted market capitalization weighted index, which includes large, mid and small-cap securities across 23 developed countries and 27 emerging markets countries.

The PLUS are not sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly. The MSCI ACWI IMI Fintech Innovation Index is determined, composed and calculated by MSCI, without regard to Morgan Stanley or the PLUS. MSCI Inc. has no obligation to take the needs of Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating the MSCI ACWI IMI Fintech Innovation Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash. MSCI  has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

MSCI DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MSCI ACWI IMI FINTECH INNOVATION INDEX OR ANY DATA INCLUDED THEREIN AND MSCI SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MSCI. MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE  MSCI ACWI IMI FINTECH INNOVATION INDEX OR ANY DATA INCLUDED THEREIN. MSCI MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE  MSCI ACWI IMI FINTECH INNOVATION INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI. HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

The PLUS are not sponsored, endorsed, sold or promoted by MSCI, and MSCI makes no representation regarding the advisability of investing in the PLUS.

November 2021 Page 32